UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 29, 2020

 (Exact name of registrant as specified in its charter)

Delaware	0-7928	11-2139466
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

68 South Service Road, Suite 230
Melville, New York 11747

(Address of principal executive offices, including zip code)

(631) 962-7000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.10 per share	CMTL	NASDAQ Stock Market LLC
Series A Junior Participating Cumulative Preferred Stock, par value $0.10 per share

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

    Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Merger Agreement

On January 29, 2020, Comtech Telecommunications Corp., a Delaware corporation (“Comtech”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Gilat Satellite Networks Ltd., a company organized under the laws of the State of Israel (“Gilat”), and Convoy Ltd., a company organized under the laws of the State of Israel and a wholly owned subsidiary of Comtech (“Merger Sub”). The Merger Agreement provides for, among other things, the merger of Merger Sub with and into Gilat, with Gilat continuing as the surviving corporation (the “Merger”). The Comtech board of directors has, by unanimous vote, approved the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement.

On the terms and subject to the conditions of the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each ordinary share of Gilat, nominal value NIS $0.20 per share (the “Gilat Shares”), issued and outstanding immediately prior to the Effective Time will be converted into the right to receive (i) $7.18 in cash, without interest, and (ii) 0.08425 of a share of Comtech common stock, par value $0.10 per share (“Comtech Common Stock”) (together, the “Merger Consideration”), with cash payable in lieu of fractional shares of Comtech Common Stock.

On the terms and subject to the conditions of the Merger Agreement, at the Effective Time, all options to purchase Gilat Shares outstanding immediately prior to the Effective Time that are vested or that will become vested by virtue of the Merger, will be cancelled and converted into the right to receive the Merger Consideration with respect to the number of net shares subject to such option, less applicable tax withholding.  For this purpose, “net share” means, with respect to an option, the quotient of (i) the product of (A) the excess, if any, of the value of the Merger Consideration (calculated as specified in the Merger Agreement) over the exercise price or purchase price per Gilat Share (as applicable) subject to such option, multiplied by (B) the number of Gilat Shares subject to such option, divided by (ii) the value of the Merger Consideration. All options to purchase Gilat Shares outstanding immediately prior to the Effective Time that are unvested and will remain unvested following the Merger (the “Converted Options”) will be assumed by Comtech and converted into a number of Comtech restricted stock units (“Substituted RSUs”) equal in value on the date of grant (based on the volume-weighted average of the trading prices of Comtech Common Stock for the ten (10) most recent trading days ending on (and including) the second-to-last trading day immediately prior to the Effective Time (“Comtech Average Trading Price”)) to the product of (A) the number of Gilat Shares underlying such option and (B) a cash amount equal to (x) the Merger Consideration (with the cash value of the Comtech Common Stock portion of the Merger Consideration calculated based on the Comtech Average Trading Price), less (y) the per share exercise price of such option. The Substituted RSUs shall be subject to vesting in accordance with the same vesting schedule as was applicable to the Converted Options.

Completion of the Merger is subject to customary closing conditions, including, among others, approval by Gilat shareholders of the Merger and the other transactions contemplated by the Merger Agreement, obtaining all required governmental authorizations, including the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, clearance or approval by certain other antitrust or competition authorities in other jurisdictions, the absence of a material adverse effect (as such term is defined in the Merger Agreement) with respect to Gilat and Comtech from the date of the Merger Agreement, the absence of any applicable law or governmental order prohibiting the consummation of the transactions contemplated by the Merger Agreement, the U.S. Securities and Exchange Commission (the “SEC”) declaring effective the Form S-4 to be filed by Comtech with respect to the shares of Comtech Common Stock to be issued in the Merger, the shares of Comtech Common Stock to be issued in the Merger being approved for listing on the Nasdaq Global Select Market, the expiration of certain statutory waiting periods under Israeli securities law, the accuracy of the representations and warranties of each party (subject to certain materiality standards), and the material compliance by each party with its obligations under the Merger Agreement. The consummation of the Merger is not subject to a financing condition.

The Merger Agreement contains customary representations, warranties and covenants, including, among others, covenants providing for Comtech and Gilat to conduct their respective businesses in the ordinary course during the period between the execution of the Merger Agreement and the Effective Time and to use reasonable best efforts to obtain required governmental approvals, subject to certain exceptions. The Merger Agreement provides that Comtech will use reasonable best efforts to cause Comtech Common Stock to be listed on the Tel Aviv Stock Exchange immediately prior to, on or promptly following the consummation of the Merger.

The Merger Agreement also includes covenants requiring Gilat not to solicit or enter into discussions with third parties relating to alternative business combination transactions during the period between the execution of the Merger Agreement and the Effective Time, subject to the fulfillment of certain fiduciary requirements of the Gilat board of directors (the “Gilat Board”) and, subject to certain exceptions, not to modify or qualify in a manner adverse to Comtech or withdraw the recommendation of the Gilat Board that Gilat’s shareholders approve the Merger.

The Merger Agreement contains certain termination rights, including the right of Gilat to terminate the Merger Agreement if the Merger does not occur by July 29, 2020 and the right of Gilat to terminate the Merger Agreement in order to enter into a definitive agreement with respect to a superior proposal for an alternative transaction (so long as Gilat complies with certain notice and other requirements under the Merger Agreement). Upon termination of the Merger Agreement by Gilat or Comtech upon specified conditions, a termination fee of $21,675,000 may be payable by Gilat to Comtech.

The foregoing description of the Merger Agreement is not complete and is qualified in its entirety by reference to the Merger Agreement, which is attached to this report as Exhibit 2.1 and incorporated herein by reference.

The Merger Agreement and the above description thereof have been included to provide investors and stockholders with information regarding the terms of the agreement. They are not intended to provide any other factual information about Comtech or Gilat or their respective subsidiaries or affiliates or stockholders. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of the Merger Agreement as of the specific dates therein, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk among the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in Comtech’s or Gilat’s public disclosures. Accordingly, investors should read the representations and warranties in the Merger Agreement not in isolation but only in conjunction with the other information about Comtech or Gilat and their respective subsidiaries and affiliates that the respective companies include in reports, statements and other filings they make with the SEC.

Commitment Letter

In connection with the Merger Agreement, Comtech entered into a debt commitment letter (the “Commitment Letter”), dated as of January 29, 2020, with Citibank, N.A., Manufacturers and Traders Trust Company, Santander Bank, N.A., BMO Harris Bank, N.A. and BMO Capital Markets, Regions Bank, Israel Discount Bank of New York and Goldman Sachs Bank USA (collectively, the “Commitment Parties”), pursuant to which, among other things, the Commitment Parties have committed to provide Comtech with a senior secured revolving credit facility in an aggregate principal amount of $800,000,000 to finance, in part, the acquisition of Gilat (collectively, the “Financing”). The Commitment Parties’ commitment to provide the Financing is subject to various conditions, including (i) consummation of the Merger in accordance with the Merger Agreement; (ii) the negotiation and execution of definitive documentation consistent with the Commitment Letter; (iii) delivery of certain audited, unaudited and pro forma financial statements; (iv) the absence of a material adverse effect on Gilat; (v) the accuracy of specified representations and warranties of Gilat in the Merger Agreement and specified representations and warranties of Comtech to be set forth in the definitive loan documents; (vi) the repayment of certain outstanding Gilat debt; and (vii) and other customary closing conditions.

This foregoing description of the Commitment Letter is not complete and is qualified in its entirety by reference to the Commitment Letter, which is attached to this report as Exhibit 10.1 and incorporated herein by reference.

Voting Agreements

Concurrently with the execution of the Merger Agreement, Comtech entered into Voting Agreements (collectively, the “Voting Agreements”) with certain of Gilat’s shareholders, including directors and executive officers of Gilat who beneficially own Gilat Shares (each, a “Shareholder” and, collectively, the “Shareholders”) representing approximately 45% of the issued and outstanding Gilat Shares in the aggregate, pursuant to which each Shareholder has agreed, among other things, to vote its Gilat Shares (i) in favor of the Merger and the other transactions contemplated by the Merger Agreement, including any matter necessary for the consummation of the Merger, (ii) in favor of any proposal to adjourn or postpone any meeting of Gilat shareholders at which any of the foregoing matters are submitted for consideration and vote of the Gilat shareholders if there are not sufficient votes for approval of any such matters on the date on which the meeting is held, (iii) against any third party acquisition transactions and (iv) against any other proposal made in opposition to the adoption of the Merger Agreement or that would reasonably be expected to prevent the consummation of the Merger. The Voting Agreement will terminate upon the earliest to occur of (i) the Effective Time, (ii) the date the Merger Agreement is terminated in accordance with its terms, (iii) a change of the recommendation of the Gilat Board that Gilat’s shareholders approve the Merger that is unanimously approved by the Gilat Board, and (iv)  with respect to any Shareholder, the mutual written agreement of Comtech and such Shareholder to terminate the Voting Agreement, or at the option of such Shareholder, upon the entry without the prior written consent of such Shareholder into any amendment or modification of the Merger Agreement which results in a decrease in the Merger Consideration or imposes any material restrictions or material constraints on the payment of the consideration to be paid for the Gilat Shares.

The foregoing description of the Voting Agreement is not complete and is qualified in its entirety by reference to the form of Voting Agreement, which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Additional Information and Where to Find It

This current report is being made in respect of a proposed business combination involving Comtech and Gilat. This current report does not constitute an offer to sell or the solicitation of an offer to buy or subscribe for any securities or a solicitation of any vote or approval nor shall there be any sale, issuance or transfer of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. The proposed transaction will be submitted to the shareholders of Gilat for their consideration. Comtech intends to file with the U.S. Securities and Exchange Commission (the “SEC”) a Registration Statement on Form S-4 that will include a preliminary prospectus with respect to Comtech’s common stock to be issued in the proposed transaction and a proxy statement of Gilat in connection with the merger of an indirect subsidiary of Comtech with and into Gilat, with Gilat surviving. The information in the preliminary proxy statement/prospectus is not complete and may be changed. Comtech may not sell the common stock referenced in the proxy statement/prospectus until the Registration Statement on Form S-4 becomes effective. The proxy statement/prospectus will be provided to Gilat shareholders. Comtech and Gilat also plan to file other documents with the SEC regarding the proposed transaction.

This current report is not a substitute for any prospectus, proxy statement or any other document that Comtech or Gilat may file with the SEC in connection with the proposed transaction. Investors and security holders of Comtech and Gilat are urged to read the proxy statement/prospectus and any other relevant documents that will be filed with the SEC carefully and in their entirety when they become available because they will contain important information about the proposed transaction.

You may obtain copies of all documents filed with the SEC regarding this transaction, free of charge, at the SEC’s website (www.sec.gov). In addition, investors and security holders will be able to obtain a free copy of the proxy statement/prospectus (when they become available) and other documents filed with the SEC by Comtech on Comtech’s Investor Relations page on Comtech’s web site at www.comtechtel.com or by writing to Comtech, Investor Relations, (for documents filed with the SEC by Comtech), or by Gilat on Gilat’s Investor Relations page on Gilat’s web site at www.Gilat.com or by writing to Gilat, Investor Relations, (for documents filed with the SEC by Gilat).

Comtech and Gilat and their respective directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information about Comtech’s directors and executive officers is available in Comtech’s proxy statement for its 2019 Annual Meeting of Stockholders filed with the SEC on November 15, 2019. Information about directors and executive officers of Gilat is available in its Annual Report on Form 20-F for the year ended December 31, 2018 filed with the SEC on March 18, 2019. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement/prospectus and other relevant materials to be filed with the SEC regarding the Merger when they become available. Investors should read the proxy statement/prospectus carefully when it becomes available before making any voting or investment decisions. You may obtain free copies of these documents from Comtech or Gilat using the sources indicated above.

Cautionary Statement Regarding Forward-Looking Statements

Certain information in this Current Report on Form 8-K (and the exhibits hereto) contains forward-looking statements, including, but not limited to, information relating to Comtech’s and Gilat’s future performance and financial condition, plans and objectives of Comtech's management and Gilat’s management and Comtech's and Gilat’s assumptions regarding such future performance, financial condition and plans and objectives that involve certain significant known and unknown risks and uncertainties and other factors not under Comtech's or Gilat’s control which may cause their actual results, future performance and financial condition, and achievement of plans and objectives of Comtech's management and Gilat’s management to be materially different from the results, performance or other expectations implied by these forward-looking statements. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” variations of such words and similar expressions are intended to identify such forward-looking statements, which generally are not historical in nature. Forward-looking statements could be affected by factors including, without limitation: risks associated with the ability to consummate the proposed transaction and the timing of the closing of the proposed transaction or the occurrence of any event, change or circumstance that could give rise to the termination of the merger agreement; the risk that requisite regulatory approvals will not be obtained; the possibility that the expected synergies from the proposed transaction or other recent acquisitions will not be fully realized, or will not be realized within the anticipated time periods; the risk that Comtech’s and Gilat’s businesses will not be integrated successfully; the possibility of disruption from the proposed transaction or other recent acquisitions making it more difficult to maintain business and operational relationships or retain key personnel; the risk that Comtech will be unsuccessful in implementing a tactical shift in its Government Solutions segment away from bidding on large commodity service contracts and toward pursuing contracts for its niche products with higher margins; the risks associated with Comtech’s ongoing evaluation and repositioning of its location technologies solutions offering in its Commercial Solutions segment; the nature and timing of receipt of, and Comtech’s performance on, new or existing orders that can cause significant fluctuations in net sales and operating results; the timing and funding of government contracts; adjustments to gross profits on long-term contracts; risks associated with international sales; rapid technological change; evolving industry standards; new product announcements and enhancements, including the risks associated with Comtech's launch of its HeightsTM Networking Platform; changing customer demands and or procurement strategies; changes in prevailing economic and political conditions; changes in the price of oil in global markets; changes in foreign currency exchange rates; risks associated with legal proceedings, customer claims for indemnification and other similar matters; risks associated with Comtech's obligations under its Credit Facility; risks associated with large contracts; the impact of H.R.1, also known as the Tax Cuts and Jobs Act, which was enacted in December 2017 in the U.S.; and other factors described in this and Comtech's and Gilat’s other filings with the SEC. Neither Comtech nor Gilat undertakes any duty to update any forward-looking statements contained herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

2.1*	Agreement and Plan of Merger, dated as of January 29, 2020, among Comtech Telecommunications Corp., Gilat Satellite Networks Ltd. and Convoy Ltd.

10.1	Commitment Letter, dated as of January 29, 2020, among Comtech Telecommunications Corp., Citibank, N.A.and the other commitment parties party thereto.

99.1	Form of Voting Agreement.

*	Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Comtech hereby agrees to furnish supplementally a copy of any of the omitted schedules upon request by the U.S. Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMTECH TELECOMMUNICATIONS CORP.

Date: January 29, 2020	By:	/s/ Michael A. Bondi
	Name:	Michael A. Bondi
	Title:	Chief Financial Officer